Exhibit 99(a)



                     BT OFFICE PRODUCTS INTERNATIONAL, INC.

                             1995 STOCK OPTION PLAN


1.  Definitions.
    -----------
                  As used herein, the following words and phrases shall have the following meanings:

                  (a) Administrator: The Administrator shall be the Board until such time as the Board appoints the Committee and, thereafter, the Administrator shall be the Committee.

                  (b) Affiliate: Any person or entity which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Corporation, where "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

                  (c) Board: The Board of Directors of the Corporation.

                  (d) Change of Control: (i) a merger or consolidation of the Corporation with or into another corporation which is not an Affiliate of the Corporation or a recapitalization or


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reorganization  of the Corporation  where,  immediately upon the consummation of such merger, consolidation, reorganization or recapitalization, the persons who were the shareholders of the Corporation immediately prior to such merger, consolidation, reorganization or recapitalization do not immediately thereafter own more than fifty percent (50%) of the total voting power of the merged, consolidated, reorganized or recapitalized company's voting securities entitled to vote generally in the election of directors; (ii) the sale of all or substantially all of the assets of the Corporation to another person or entity which is not an Affiliate of the Corporation; or (iii) the acquisition by any person, entity or "group" (excluding, for this purpose, the Corporation, any Affiliate of the Corporation, or any employee benefit plan of the Corporation or of any Affiliate of the Corporation which acquires beneficial ownership of voting securities of the Corporation) within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either fifty percent (50%) or more of the then outstanding shares of Common Stock or fifty percent (50%) or more of the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors.

                  (e) Code: The Internal Revenue Code of 1986, as amended.

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                  (f)  Committee:  The BT Office  Products  International,  Inc.
Compensation Committee, which shall be appointed by the Board and which shall be composed of not fewer than three (3) members of the Board. No member of the Committee shall have been within one (1) year prior to appointment to, or while
serving  on,  the  Committee   granted  or  awarded  equity  securities  of  the
Corporation pursuant to this or any other plan of the Corporation or its Subsidiaries or Affiliates except to the extent that participation in any such plan or receipt of any such grant or award would not adversely affect the Committee member's status as a "disinterested" person for purposes of Rule 16b-3 under the Exchange Act.

                  (g) Common Stock: The Common Stock, par value $.01 per share, of the Corporation.

                  (h) Continuous Service: Continuous regular employment as an Employee. A leave of absence granted in accordance with the employer's usual procedures that does not operate to interrupt continuous service for other benefits granted to such Employee by the Corporation or the Subsidiary, as the case may be, shall not be considered a termination of service nor an interruption of "Continuous Service" hereunder, and an Employee who is granted such a leave of absence shall be considered to be providing uninterrupted service during the period of such leave.

                  (i) Corporation: BT Office Products International, Inc., a Delaware corporation having its principal place of business at 2150 East Lake Cook Road, Buffalo Grove, Illinois 60089.

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                  (j)   Employee:   Any  regular,   salaried   employee  of  the
Corporation or any Subsidiary or any successor corporation after a Change of Control.

                  (k) Fair Market Value: The Fair Market Value of the Common Stock shall be determined by the Administrator in such manner as it deems appropriate. In the event the Common Stock is listed on a national securities exchange or regularly traded in the over-the-counter market on the date of the grant of the Option, the Fair Market Value shall be the mean of the highest and lowest prices at which such Common Stock is traded on the applicable listing of stock exchange transactions; or, if there is no such sale of the Common Stock so reported on the date of the grant of the Option, the simple average of the bid and asked prices of the Common Stock as reported on the date of the grant of the Option, or if no bid and asked prices are reported on such date, then on the first previous date for which such prices were reported.

                  (l) Incentive Stock Option: A stock option intended to satisfy the requirements of Section 422 of the Code.

                  (m) Key Employee: An Employee who is determined, in the discretion of the Administrator, to have significantly contributed to the successful operations of the Corporation or a Subsidiary, as the case may be.

                  (n) Non-Qualified Stock Option: A stock option not intended to qualify as an Incentive Stock Option.

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                  (o) Option:  The right and privilege  granted pursuant to this
Plan to acquire Common Stock pursuant to the terms of an Option Agreement.

                  (p) Option Agreement: The agreement by which the Corporation reflects the grant of an Option to an Employee and which identifies the specific terms and conditions of such Option.

                  (q) Optionee: An Employee holding an Option granted pursuant to the Plan.

                  (r) Permanent and Total Disability: As such term is defined in
Section 22(e)(3) of the Code.

                  (s) Plan: The BT Office Products International, Inc. 1995 Stock Option Plan, as herein set forth.

                  (t) Securities: (i) All shares of Common Stock of the Corporation which are issued and outstanding and (ii) all shares of Common Stock of the Corporation which are issuable upon the conversion, exercise or exchange of any outstanding convertible security, warrant, option or other security of the Corporation.

                  (u) Subsidiary: Any corporation which at the time qualifies as a subsidiary of the Corporation under the definition of "subsidiary corporation" in Section 424(f) of the Code.

                  (v) 10% Shareholder: Any person who immediately after the grant of an Option to such person owns, within the meaning of Section 422(b)(6) of the Code, shares of stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation.

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                  The plural of any of the foregoing  definitions  shall be used herein as the context may require.

2.  Objective of the Plan.
    ---------------------

                  This Plan is intended to further the policy of the Corporation to encourage ownership of the Common Stock by Key Employees of the Corporation and the Subsidiaries and to provide incentives for such persons to put forth maximum effort for the successful operations of the Corporation and the Subsidiaries, as the case may be. By extending to such persons the opportunity to acquire a proprietary interest in the Corporation and, thereby, to participate in its success, the Plan is expected to benefit the Corporation and its shareholders by enabling the Corporation and the Subsidiaries to attract and retain highly qualified persons and by rewarding Key Employees for their contributions toward increasing the value of the Corporation's capital stock.

3.  Stock Reserved for the Plan.
    ---------------------------

                  4,188,000 shares of authorized but unissued Common Stock are reserved for issuance upon the exercise of Options. So long as Options are outstanding, the Corporation will at all times keep available the number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

                  In lieu of unissued shares, the Corporation, in its discretion, may transfer, upon the exercise of Options, reacquired shares or shares bought in the market for the purposes of the Plan; provided, however, that (subject to the provisions of Section 14 hereof) the total number of shares that may be sold upon exercise of Options shall not exceed 4,188,000.

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                  If any  Options  shall  terminate  for any  reason  or  expire without having been exercised in full, the shares of Common Stock not purchased under such Options shall again be available for the purposes of the Plan.

4.  Administration of the Plan.
    --------------------------

                  The Administrator shall administer the Plan. Subject to the provisions of the Plan, the Administrator shall have plenary authority in its discretion to make all determinations deemed necessary or advisable for the administration of the Plan, including, without limitation: (a) to grant Options, which Options shall be conditioned on the execution of an Option Agreement substantially in the form of Exhibit A attached hereto (in the case of a Non-Qualified Stock Option) or Exhibit B attached hereto (in the case of an Incentive Stock Option), with such modifications as the Administrator may deem appropriate or desirable, within the terms of the Plan and the requirements of law; (b) to determine the purchase price of the Common Stock covered by each Option, the persons to whom, and the time or times at which Options shall be granted, whether such Options shall be Incentive Stock Options, Non-Qualified Stock Options, or both, and the number of shares of Common Stock to be covered by each such Option; (c) to interpret the Plan; (d) to prescribe, amend and rescind rules and regulations relating to the Plan; (e) to determine the terms of particular Option Agreements (which may differ among Option Agreements) executed and delivered under the Plan, including, but not limited to, such terms and provisions as the Administrator may prescribe relating to any agreement by

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persons to whom an Option has been granted to serve for a specified  time before the Option becomes exercisable in whole or in part, or to any agreement by such persons not to compete with the Corporation, in addition to such terms and conditions as shall be required in the judgment of the Administrator to conform to any change in law or regulation applicable thereto; (f) with the consent of the respective Optionee, to modify or amend any Option Agreement; (g) to execute on behalf of the Corporation any instrument required to effectuate the grant of an Option; (h) to accelerate the exercise date of any Option; and (i) to ensure satisfaction of any withholding tax obligation which may be imposed with respect to the grant or exercise of any Option or with respect to the disposition of shares of Common Stock acquired pursuant to the exercise of such Option. The
Administrator's   determination  on  the  foregoing   matters  shall  be  final,
conclusive and binding on all interested parties.

5.  Eligibility; Factors to be Considered in Granting Options.
    ---------------------------------------------------------

                  A Non-Qualified Stock Option may be granted to any person who, at the time the Option is granted, is a Key Employee. An Incentive Stock Option may be granted to any Key Employee who is an "employee," as such term is used in
Section 422(a) of the Code, of the Corporation or a Subsidiary. No Incentive Stock Option may be granted hereunder to a 10% Shareholder unless (i) the Option price is at least 110% of the Fair Market Value of such stock on the date of grant and (ii) the Option may not be exercised more than five (5) years after the date of grant.

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                  In  determining  the Key  Employees to whom  Options  shall be granted, the terms of the Option, the number of shares to be covered by each Option and whether such Option shall be granted as an Incentive Stock Option or a Non-Qualified Stock Option, the Administrator shall take into account the respective duties of such Key Employees, their respective present and potential contributions to the success of the Corporation or a Subsidiary and such other
factors  as  the   Administrator   shall  deem  relevant  in   connection   with
accomplishing the purposes of the Plan. Subject to the provisions of Section 6 hereof, an Optionee who has been granted an Option may be granted and hold an additional Option or Options if the Administrator shall so determine.

6.  Maximum Allotment of Options.
    ----------------------------

                  The aggregate Fair Market Value (determined as of the date of the grant of the Option) of the shares of Common Stock with respect to which Incentive Stock Options granted to any person under the Plan and under all other incentive stock option plans of the Corporation, any parent of the Corporation or any Subsidiary are first exercisable by such individual during any calendar year shall not exceed $100,000. The foregoing limitation shall not apply to Non-Qualified Stock Options granted hereunder.

7.  Option Prices.
    -------------

                  The purchase price of the Common Stock covered by each Option shall be determined by the Administrator, but shall not be less than 90% (100% in the case of an Incentive Stock Option; 110% in the case of an Incentive Stock Option granted to a 10%

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Shareholder)  of the Fair  Market  Value of the Common  Stock on the date of the grant of the Option.

8.  Term of Options.
    ---------------

                  The term of each Option shall be for such period as the Administrator shall determine, but not more than ten (10) years (or five (5) years in the case of an Incentive Stock Option granted to a 10% Shareholder) from the date of the grant thereof, and shall be subject to earlier termination as hereinafter provided.

9.  Exercise of Options.
    -------------------

                  The vesting schedule, if any, for Options shall be determined by the Administrator and set forth in each Option Agreement, as applicable. Unless otherwise provided in the Option Agreement, an Optionee may purchase all, or from time to time any part, of the shares for which the right to purchase has accrued to such person in accordance with the terms of this Section 9; provided, however, that an Option shall not be exercised as to fewer than one hundred
(100) shares, or the remaining shares covered by the Option if fewer than one hundred (100), at any one time.

                  An Option shall be deemed to be exercised when the Optionee (or the person entitled to exercise the Option under Section 13 hereof) shall have delivered to the Corporation, to the attention of its Secretary:

                  (i) written notice of such exercise on a form prescribed by the Corporation for such exercise, which notice shall identify the Option Agreement, the number of shares as to

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which the Option is being  exercised and the exercise  price,  and shall contain such representations or agreements as are required by the terms of the Plan or the Option Agreement; and

                  (ii) payment as described herein or in the Option Agreement for the shares with respect to which the Option is exercised.

                  The purchase price of the shares as to which an Option shall be exercised shall be paid in full at the time of exercise in cash or currency of the United States of America or, if permitted by the Administrator, by delivery of shares of Common Stock having a Fair Market Value equal to such purchase price as of the time of exercise (determined as provided in Section 7 above). Except as provided in Sections 12 and 13 hereof, no Option may be exercised at any time unless the Optionee is then an Employee.

                  Notwithstanding anything herein to the contrary, no Option may be exercised, and no shares shall be issued with respect to an Option, unless at the time of exercise either (A)(i) a registration statement has been filed with the Securities and Exchange Commission which has become effective with respect to the shares subject to the Option, (ii) appropriate registration or qualification has been effected under applicable state securities laws, and
(iii) the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law and the requirements of any stock exchange upon which the shares may then be listed or
(B) the Administrator shall have determined,

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based upon the advice of counsel,  that an  exemption  from  registration  under federal securities laws, and from registration or qualification under applicable state securities laws, shall be available with respect to the issuance of shares subject to an Option, and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law.

10.  Agreements to Serve.
     -------------------

                  Each Optionee shall agree in the Option Agreement that such Optionee will, during his employment, devote that amount of time, energy and skill as required by any written employment agreement between such Optionee and the Corporation or any Subsidiary, as the case may be, or, if there is no such written employment agreement, substantially his entire time, energy and skill, to the service of the Corporation or any Subsidiary that employs such Optionee and the promotion of the interests of the Corporation or any Subsidiary, as the case may be, subject to vacations, sick leave and other absences in accordance with the regular policies of the Corporation or any such Subsidiary, as the case may be. If an Optionee shall at any time not be an Employee, the Option shall immediately terminate without any notice or action on the part of the Corporation, subject to exercise as provided in Sections 12 or 13 hereof.

11.  Nontransferability of Options.
     -----------------------------

                  An Option shall not be transferable otherwise than by will, by the laws of descent and distribution or pursuant to a "qualified domestic relations order" (as defined in Section 414(p) of the Code), and an Option may be exercised, during the

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lifetime of the Optionee, only by such Optionee or his legal representative,  as the case may be.

12.  Termination of Employment.
     -------------------------

                  In the event that the services of the Optionee shall at any time be terminated by the Corporation or a Subsidiary, or by a successor corporation after a Change of Control, for "cause," all Options held by such Optionee shall terminate immediately upon such termination for cause.

                  Except as provided in Section 17, in the event that the services of an Optionee shall at any time be terminated by the Corporation or a Subsidiary, or by a successor corporation after a Change of Control, as the case may be, without cause, the Options held by such Optionee shall be exercisable to the extent that such Optionee was entitled to do so at the date of termination of such Optionee's services to the Corporation or a Subsidiary, or a successor corporation after a Change of Control, as the case may be, at any time within ninety (90) days after the date of such termination, but in no event after the expiration of the term of the Option.

                  In the event of the retirement of an Optionee from the employ of the Corporation or a Subsidiary in accordance with the Corporation's or Subsidiary's retirement policies (as in effect at the time of retirement) during the term of one or more Options, each such Option shall be exercisable, regardless of whether such Option would otherwise be exercisable on the date of such retirement, at any time within three (3) years following the date of such Optionee's retirement in the case of Non-Qualified

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Stock  Options,  and  three (3)  months  following  the date of such  Optionee's retirement, in the case of Incentive Stock Options, but in no event after the expiration of the term of the Option.

                  In the event that the services of an Optionee are terminated by the Optionee, all Options held by such Optionee shall terminate immediately upon the effective date of the termination of such Optionee's services to the Corporation or a Subsidiary, as the case may be.

                  Options granted under the Plan shall not be affected by any change of duties or position of the Optionee so long as the Optionee continues to be an Employee. Nothing in the Plan or in any Option shall confer upon any Employee the right to continue in the employ of the Corporation or any Subsidiary or interfere with the right of the Corporation or any Subsidiary by which such Optionee is employed to terminate such Optionee's employment at any time for any reason.

                  For purposes of this Section 12, "cause" with respect to any Optionee shall have the meaning ascribed to such term in any employment agreement between such Optionee and the Corporation. In the event that such Optionee has no such employment agreement with the Corporation, "cause" shall mean fraud, dishonesty, willful destruction of property of the Corporation or any Subsidiary, or gross negligence in the performance of the services and duties required to be performed by the Optionee for the Corporation or any Subsidiary, as the case may be, pursuant to any employment agreement or otherwise (not to include matters of judgment or the results of duties

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performed in good faith), each as determined in good faith by the Administrator.

13.  Disability or Death of Optionee.
     -------------------------------

                  If an Employee who is an Optionee suffers a Permanent and Total Disability or dies while in the service of the Corporation or a
Subsidiary, the Options held by such Optionee shall immediately become exercisable by such Optionee or his executor, administrator or other person at the time entitled by law to the Optionee's rights under such Options, as the case may be, at any time within three (3) years (or, in the case of Permanent and Total Disability, one (1) year for Incentive Stock Options) following the date of such Optionee's termination of employment due to such disability or death, as the case may be, but in no event after the expiration of the term of the Option.

14.  Adjustments upon Changes in Capitalization.
     ------------------------------------------

                  In the event there is any change in the Common Stock through the declaration of stock dividends, a recapitalization resulting in a stock split, a combination or exchange of shares, or otherwise (other than as contemplated by the Corporation's certificate of incorporation, as amended), the Administrator shall appropriately adjust the number or class of shares of Common Stock covered by any Option, as well as the price to be paid therefor; and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan shall be appropriately adjusted. In the event of the proposed dissolution or liquidation of the Corporation, or in the event of a proposed sale of all or

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substantially  all  of  the  assets  of  the  Corporation,   or  the  merger  or
consolidation of the Corporation with or into another corporation, in addition to any consequence of such event prescribed by the Plan, the Administrator may
(a) make provision for adjusting the number or class of shares covered by any Option, as well as the price to be paid therefor, or (b) declare that any Option shall terminate as of a date to be fixed by the Administrator and give each Optionee the right to exercise his Option as to all or any part of these shares, including shares, in the Administrator's discretion, as to which the Option would not otherwise be exercisable.

                  No fractional shares of Common Stock shall be issuable on account of any action aforesaid, and the aggregate number of shares into which shares then covered by the Option are changed as a result of such action shall be reduced to the largest number of whole shares resulting from such action unless the Board, in its discretion, shall determine to issue scrip certificates in respect of any fractional shares, which scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board, in its discretion, shall prescribe.

15.  Time of Granting Options.
     ------------------------

                  Nothing contained in the Plan or in any resolution to be adopted by the Board or the holders of Common Stock of the Corporation shall constitute the granting of any Option. An Option shall be deemed to have been granted on the date on which the name of the Optionee, the Option price per share of Common

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Stock  and the  other  terms of the  Option  are  determined  by  action  of the
Administrator.

16.  Termination and Amendment of the Plan.
     -------------------------------------

                  Unless the Plan shall have been terminated as hereinafter provided, no Option shall be granted hereunder after the tenth (10th) anniversary date of the earlier of (A) the adoption of the Plan by the Board or
(B) the approval of the Plan by the shareholders of the Corporation. The Board may at any time prior to such date terminate the Plan or make such modifications to or amendments of the Plan as it shall deem advisable; provided, however, that no amendment may be made, without the approval of the shareholders of the Corporation, except as provided in Section 14 hereof, which would (i) increase the maximum number of shares for which Options may be granted under the Plan,
(ii) amend the requirements as to the class of persons eligible to receive Options or (iii) materially increase the benefits accruing to Optionees under the Plan, including, without limitation, by increasing the maximum term of Options as provided in Section 8 hereof or the maximum granting term of Options as provided in the first sentence of this Section 16, by changing the minimum purchase price of Options or by providing for the administration of the Plan other than by the Administrator. No termination, modification, or amendment of the Plan may, without the written consent of the Optionee to whom an Option shall theretofore have been granted, adversely affect the rights and interests of such Optionee under such Option.

17.  Change of Control.
     -----------------

                  In the event of a Change of Control other than a Pooling Transaction (as hereinafter defined) during the term of one or more Options, such Options shall, subject to the provisions of Section 14, remain outstanding and shall become exercisable by the Optionee upon the terms and conditions of the Plan and the Option Agreement between the respective Optionee and the Corporation; provided, however, that the Administrator may, in its discretion, take one or more of the following actions in connection with a Change of Control (other than a Pooling Transaction):

                           (a) permit the acquiror to assume the  obligations of
the Corporation under the Plan and provide for the substitution of options to purchase securities of the acquiror having a value (at the time of substitution) substantially equivalent to or greater than the Common Stock issuable upon exercise of all Options and on terms substantially the same as or better than those granted under the Plan, all as determined by the Administrator, whereupon all outstanding Options and all future Options granted under the Plan shall thenceforth become options to purchase such securities of the acquiror on such terms and in accordance with the Plan;

                           (b) declare that any or all Options  shall  terminate
as of a date to be fixed by the Administrator and give the respective Optionees the right to exercise such Option or Options prior to such date as to all or any part of the shares covered thereby including, in the Administrator's discretion, shares as to which any such Option or Options would not otherwise be exercisable;

                           (c) declare that any or all Options  shall  terminate
as of a date to be fixed by the Administrator and may require that the respective Optionees surrender all or a portion of their unexercised Options (other than those permitted to be exercised in accordance with paragraph (b) of this Section 17) for cancellation by the Corporation prior to such date (including any such Option or Options which would not otherwise be exercisable) and, upon such surrender, the Optionee shall receive (i) the cash, securities or other consideration he would have received had he been entitled to exercise, and had he exercised, such Option or Options immediately prior to such Change of Control and had he disposed of his shares issuable upon such exercise in connection with such Change of Control (subject to required deductions and withholdings), minus (ii) an amount of cash or fair market value of securities or other such consideration equal to the exercise price of such Option or Options surrendered; and/or

                           (d)  declare  that,  upon the  exercise of any or all
Options after a Change of Control in accordance with the provisions of the Plan, the respective Optionee shall be entitled to receive only the cash, securities or other consideration he would have been entitled to receive had he been entitled to exercise, and had he exercised, such Option immediately prior to such Change of Control and had he disposed of his Option shares in connection with such Change of Control.

                  If, during the term of one or more Options, there shall occur a Change of Control which is intended to qualify as a "pooling of interests" for accounting and financial reporting purposes (a "Pooling Transaction"), it shall be a condition to the effectiveness of such Change of Control transaction that the acquiror agree to assume the obligations of the Corporation under the Plan and to provide for the substitution of options to purchase securities equivalent to, and with terms the same as, those granted under the Plan, all as determined by the Administrator.

18. Government Regulations; Withholding.
    -----------------------------------

                  The Plan, the grant and exercise of Options and the obligations of the Corporation to sell and deliver shares of Common Stock upon the exercise of such Options shall be subject to all applicable federal and state laws, rules and regulations.

                  The Corporation shall have the right to require the payment (through withholding from the Optionee's salary, retention and cancellation of a full number of shares having a market value of not less than the amount of the withholding taxes or otherwise as the Corporation shall deem in its sole and conclusive discretion to be in its best interests) of any federal, state, local, or foreign taxes which it believes are or may be required to be withheld from any transfer of shares of Common Stock hereunder (including a transfer of shares of Common Stock upon the exercise of an Option).

19.  Shareholder Approval.
     --------------------

                  The Plan shall become effective upon its adoption by the Board, subject, however, to approval by the shareholder of the Corporation as required by Section 422(b)(1) of the Code. The grant of any Option prior to such shareholder approval shall be conditioned on such shareholder approval.

20.  Governing Law.
     -------------

                  This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any principles of conflicts of law.

                                                     EXHIBIT A

                     BT OFFICE PRODUCTS INTERNATIONAL, INC.
                             1995 STOCK OPTION PLAN
                                  NON-QUALIFIED
                             STOCK OPTION AGREEMENT



         BT Office Products International, Inc. (the "Corporation"), a Delaware corporation, hereby grants to ______________________ (the "Optionee") a Non-Qualified Stock Option (the "Option") as of the Grant Date (as hereinafter defined) to purchase a total of ___________ shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"), at the Option Price (as hereinafter defined) and in all respects subject to the terms and conditions of the BT Office Products International, Inc. 1995 Stock Option Plan (the "Plan") adopted by the Corporation, which is annexed hereto as Exhibit 1 and incorporated herein by reference. In the event of any inconsistency between this Agreement and the Plan, the Plan shall control.

         1. Option Price. The price for each share of Common Stock under the Option is $___ (the "Option Price"). [100% OF FAIR MARKET VALUE]

         2. Exercise of Option. The Option shall be exercisable in accordance with the terms and conditions of the Plan as follows:

                  (i) Right to Exercise. [INSERT VESTING SCHEDULE, IF ANY];

                  (ii) Method of Exercise. The Option shall be exercisable by written notice on a form prescribed by the Corporation which shall state the election to exercise the Option, the number of shares in respect of which the Option is being exercised, and such representations and agreements as to the Optionee's investment intent with respect to the shares of Common Stock being purchased by such Optionee upon exercise of the Option as may be required by the Corporation pursuant to the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Corporation. The written notice shall be accompanied by payment of the Option Price for each share in respect of which the Option is being exercised (the "Purchase Price").

                  (iii) Payment. Payment of the Purchase Price shall be paid in full at the time of exercise in cash or currency of the United States of America or, if permitted by the Administrator, by delivery of shares of Common Stock having a fair market value equal to the Purchase Price as of the time of exercise (determined as provided in Section 7 of the Plan).

                  (iv) Legend. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the Optionee and, unless a registration statement shall have been filed and shall then be effective covering such shares, shall contain a legend to the following effect:

                  THE   SECURITIES   REPRESENTED   BY   THIS
                  CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
                  THE  SECURITIES  ACT OF 1933,  AS AMENDED,
                  AND  HAVE  BEEN  ACQUIRED  FOR  INVESTMENT
                  PURPOSES  ONLY  AND NOT WITH A VIEW TO THE
                  DISTRIBUTION  THEREOF, AND SUCH SECURITIES
                  MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH
                  SALE OR TRANSFER IS REGISTERED  UNDER SUCH
                  ACT OR THE CORPORATION RECEIVES AN OPINION
                  OF   COUNSEL   FOR  THE  HOLDER  OF  THESE
                  SECURITIES SATISFACTORY TO THE CORPORATION
                  STATING  THAT  SUCH  SALE OR  TRANSFER  IS
                  EXEMPT FROM THE REGISTRATION  REQUIREMENTS

                  OF  THE  ACT,  AND  UNLESS  SUCH  SALE  OR
                  TRANSFER IS  AUTHORIZED  UNDER  APPLICABLE
                  STATE LAW.

                  (v) Restrictions on Exercise. The Option may not be exercised if the issuance of shares of Common Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulation. As a condition to the exercise of the Option, the Corporation may require the Optionee to make any representation and warranty to the Corporation as may be required by any applicable law or regulation.

         3. Employment of Optionee. The Optionee agrees that, during the course of his employment by the Corporation or a Subsidiary, the Optionee will devote his entire time, energy and skill to the service of the Corporation or such Subsidiary, as the case may be, subject to vacations, sick leave and other absences in accordance with the regular policies of the Corporation or such Subsidiary, as the case may be. Nothing in the Plan or the Option shall confer upon the Optionee the right to continue in the employ of the Corporation or interfere with the right of the Corporation to terminate the Optionee's employment at any time for any reason. Upon the termination of the Optionee's employment with the Corporation or a Subsidiary, as the case may be, the Options held by such Optionee shall be exercisable only to the extent, if any, provided in Section 12 of the Plan (in the case of termination by the employer for "cause" or without cause or by the Optionee due to retirement or otherwise) or
Section 13 of the Plan (in the case of termination due to disability or death), as the case may be.

         4. Nontransferability of Option. The Option may not be transferred otherwise than by will, by the laws of descent or distribution or pursuant to a "qualified domestic relations order" (as defined in Section 414(p) of the Code), and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

         5. Term of Option; Termination. Subject to Section 2(i) hereof, the Option may be exercised until _____________ __, 20__ [INSERT DATE TEN YEARS AFTER GRANT DATE] and may be exercised during such time only in accordance with the terms and conditions of the Plan and the Option. The Option may be terminated in accordance with the Plan.

         6. Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware.

         7. Waiver. A waiver by the Corporation of any of the terms or conditions contained in this Agreement or the Plan shall not operate or be construed to be a subsequent waiver of such term or condition or of any other term or condition hereof or thereof.

         8. Definitions. All capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Plan.

         9. The Plan. The Optionee agrees to the terms and conditions of the Plan and accepts the Option subject to all of the terms and conditions of the Plan. The Optionee hereby agrees to accept as binding, conclusive and final all decisions under, and interpretations of, the Plan by the Administrator.

         10. Grant Date. The date of the grant of the Option is ________, 19__ (the "Grant Date").

                            BT OFFICE PRODUCTS INTERNATIONAL, INC.


                            By______________________________________
                              Name:
                              Title:


                            OPTIONEE:


                             ________________________________________
                             Name:

                                    Exhibit 1

                     BT Office Products International, Inc.
                             1995 Stock Option Plan

                                                     EXHIBIT B


                     BT OFFICE PRODUCTS INTERNATIONAL, INC.
                             1995 STOCK OPTION PLAN
                                    INCENTIVE
                             STOCK OPTION AGREEMENT



         BT Office Products International, Inc. (the "Corporation"), a Delaware corporation, hereby grants to ______________________ (the "Optionee") an Incentive Stock Option (the "Option") as of the Grant Date (as hereinafter defined) to purchase a total of ___________ shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"), at the Option Price (as hereinafter defined) and in all respects subject to the terms and conditions of the BT Office Products International, Inc. 1995 Stock Option Plan (the "Plan") adopted by the Corporation, which is annexed hereto as Exhibit 1 and incorporated herein by reference. In the event of any inconsistency between this Agreement and the Plan, the Plan shall control.

         1. Option Price. The price for each share of Common Stock under the Option is $___ (the "Option Price"). [100% OF FAIR MARKET VALUE; 110% OF FAIR MARKET VALUE TO A 10% SHAREHOLDER (SEE SECTION 7 OF THE PLAN)]

         2. Exercise of Option. The Option shall be exercisable in accordance with the terms and conditions of the Plan as follows:

                  (i) Right to Exercise.[INSERT VESTING SCHEDULE, IF ANY]

                  (ii) Method of Exercise. The Option shall be exercisable by written notice on a form prescribed by the Corporation which shall state the election to exercise the Option, the number of shares in respect of which the

Option is being exercised, and such representations and agreements as to the Optionee's investment intent with respect to the shares of Common Stock being purchased by such Optionee upon exercise of the Option as may be required by the Corporation pursuant to the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Corporation. The written notice shall be accompanied by payment of the Option Price for each share in respect of which the Option is being exercised (the "Purchase Price").

                  (iii) Payment. Payment of the Purchase Price shall be paid in full at the time of exercise in cash or currency of the United States of America or, if permitted by the Administrator, by delivery of shares of Common Stock having a fair market value equal to the Purchase Price as of the time of exercise (determined as provided in Section 7 of the Plan).

                  (iv) Legend. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the Optionee and, unless a registration statement shall have been filed and shall then be effective covering such shares, shall contain a legend to the following effect:

                  THE   SECURITIES   REPRESENTED   BY   THIS
                  CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
                  THE  SECURITIES  ACT OF 1933,  AS AMENDED,
                  AND  HAVE  BEEN  ACQUIRED  FOR  INVESTMENT
                  PURPOSES  ONLY  AND NOT WITH A VIEW TO THE
                  DISTRIBUTION  THEREOF, AND SUCH SECURITIES
                  MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH
                  SALE OR TRANSFER IS REGISTERED  UNDER SUCH
                  ACT OR THE CORPORATION RECEIVES AN OPINION
                  OF   COUNSEL   FOR  THE  HOLDER  OF  THESE

                  SECURITIES SATISFACTORY TO THE CORPORATION
                  STATING  THAT  SUCH  SALE OR  TRANSFER  IS
                  EXEMPT FROM THE REGISTRATION  REQUIREMENTS
                  OF  THE  ACT,  AND  UNLESS  SUCH  SALE  OR
                  TRANSFER IS  AUTHORIZED  UNDER  APPLICABLE
                  STATE LAW.

                  (v) Restrictions on Exercise. The Option may not be exercised if the issuance of shares of Common Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulation. As a condition to the exercise of the Option, the Corporation may require the Optionee to make any representation and warranty to the Corporation as may be required by any applicable law or regulation.

         3. Employment of Optionee. The Optionee agrees that, during the course of his employment by the Corporation or a Subsidiary, the Optionee will devote his entire time, energy and skill to the service of the Corporation or such Subsidiary, as the case may be, subject to vacations, sick leave and other absences in accordance with the regular policies of the Corporation or such Subsidiary, as the case may be. Nothing in the Plan or the Option shall confer upon the Optionee the right to continue in the employ of the Corporation or interfere with the right of the Corporation to terminate the Optionee's employment at any time for any reason. Upon the termination of the Optionee's employment with the Corporation or a Subsidiary, as the case may be, the Options held by such Optionee shall be exercisable only to the extent, if any, provided in Section 12 of the Plan (in the case of termination by the employer for "cause" or without cause or by the Optionee due to retirement or otherwise) or Section 13 of the Plan (in the case of termination due to disability or death), as the case may be.

         4. Nontransferability of Option. The Option may not be transferred otherwise than by will, by the laws of descent or distribution or pursuant to a "qualified domestic relations order" (as defined in Section 414(p) of the Code), and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

         5. Term of Option; Termination. Subject to Section 2(i) hereof, the Option may be exercised until _____________ __, 20__ [INSERT EXPIRATION DATE; FOR A 10% SHAREHOLDER, DATE MAY NOT EXCEED FIVE YEARS FOLLOWING GRANT DATE; FOR OTHERS, DATE MAY NOT EXCEED TEN YEARS FOLLOWING GRANT DATE] and may be exercised during such time only in accordance with the terms and conditions of the Plan and the Option. The Option may be terminated in accordance with the Plan.

         6. Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware.

         7. Waiver. A waiver by the Corporation of any of the terms or conditions contained in this Agreement or the Plan shall not operate or be construed to be a subsequent waiver of such term or condition or of any other term or condition hereof or thereof.

         8. Definitions. All capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Plan.

         9. The Plan. The Optionee agrees to the terms and conditions of the Plan and accepts the Option subject to all of the terms and conditions of the Plan. The Optionee hereby agrees to accept as binding, conclusive and final all decisions under, and interpretations of, the Plan by the Administrator.

         10. Grant Date. The date of the grant of the Option is __________, 19__ (the "Grant Date").


                               BT OFFICE PRODUCTS INTERNATIONAL, INC.


                               By _________________________________
                                  Name:
                                  Title:


                               OPTIONEE:


                               ____________________________________
                                Name:

                                    Exhibit 1

                     BT Office Products International, Inc.
                             1995 Stock Option Plan